Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 37                                  Trade Date: 4/10/2006
(To Prospectus dated July 8, 2005)                         Issue Date: 4/13/2006

The date of this Pricing Supplement is April 10, 2006

CUSIP or Common Code:                             41013NK98

Price to Public:                                  100.00%

Principal Amount:                                 $1,719,000.00

Proceeds to Issuer:                               $1,709,115.75

Discounts and Commissions:                        0.575%

Reallowance:                                      0.150%

Dealer:                                           99.550%

Maturity Date:                                    4/15/2009

Stated Annual Interest Rate:                      Floating Rate Note

    Interest Rate Determination Date:             The 7th business day preceding an Interest Reset Date.
    Interest Reset Periods:                       Monthly.  The first interest period will run from and including the Issue
                                                  Date to but excluding May 15, 2006.
    Interest Reset Dates:                         The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006.
    Day Count Convention:                         30/360
    Interest Rate Basis:                          Consumer Price Index Adjustment Rate
    Index Maturity:                               N/A
    Spread:                                       +1.82%
    Initial Interest Rate:                        5.42%
    Maximum Interest Rate:                        N/A
    Minimum Interest Rate:                        0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:             Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding May 15, 2006
                                                  (or, if such day is not a business day, the following business day).

Interest Payment Date:                            The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:                               N/A

Survivor's Option:                                Yes

Callable by Issuer:                               No

If Callable by Issuer, dates and terms of         N/A
redemption (including the redemption price):

Original Issue Discount(1):                       N/A

Other Material Terms (if any):                    N/A

                                   Page 1 of 4
-----------------------------------
(1) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                                     Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 37                                  Trade Date: 4/10/2006
(To Prospectus dated July 8, 2005)                         Issue Date: 4/13/2006

The date of this Pricing Supplement is April 10, 2006

CUSIP or Common Code:                             41013NL22

Price to Public:                                  100.00%

Principal Amount:                                 $1,020,000.00

Proceeds to Issuer:                               $1,010,565.00

Discounts and Commissions:                        0.925%

Reallowance:                                      0.150%

Dealer:                                           99.250%

Maturity Date:                                    Friday, April 15, 2011

Stated Annual Interest Rate:                      Floating Rate Note

    Interest Rate Determination Date:             The 7th business day preceding an Interest Reset Date.
    Interest Reset Periods:                       Monthly.  The first interest period will run from and including the Issue
                                                  Date to but excluding May 15, 2006.
    Interest Reset Dates:                         The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006.
    Day Count Convention:                         30/360
    Interest Rate Basis:                          Consumer Price Index Adjustment Rate
    Index Maturity:                               N/A
    Spread:                                       +2.05%
    Initial Interest Rate:                        5.65%
    Maximum Interest Rate:                        N/A
    Minimum Interest Rate:                        0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:             Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding May 15, 2006
                                                  (or, if such day is not a business day, the following business day).

Interest Payment Date:                            The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:                               N/A

Survivor's Option:                                Yes

Callable by Issuer:                               No

If Callable by Issuer, dates and terms of         N/A
redemption (including the redemption price):

Original Issue Discount(2):                       N/A

Other Material Terms (if any):                    N/A

                                   Page 2 of 4
-----------------------------------
(2) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                                     Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 37                                  Trade Date: 4/10/2006
(To Prospectus dated July 8, 2005)                         Issue Date: 4/13/2006

The date of this Pricing Supplement is April 10, 2006

CUSIP or Common Code:                             41013NL48

Price to Public:                                  100.00%

Principal Amount:                                 $345,000.00

Proceeds to Issuer:                               $340,170.00

Discounts and Commissions:                        1.400%

Reallowance:                                      0.200%

Dealer:                                           98.800%

Maturity Date:                                    Friday, April 15, 2016

Stated Annual Interest Rate:                      Floating Rate Note

    Interest Rate Determination Date:             The 7th business day preceding an Interest Reset Date.
    Interest Reset Periods:                       Monthly.  The first interest period will run from and including the Issue
                                                  Date to but excluding May 15, 2006.
    Interest Reset Dates:                         The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006.
    Day Count Convention:                         30/360
    Interest Rate Basis:                          Consumer Price Index Adjustment Rate
    Index Maturity:                               N/A
    Spread:                                       +2.25%
    Initial Interest Rate:                        5.85%
    Maximum Interest Rate:                        N/A
    Minimum Interest Rate:                        0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:             Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding May 15, 2006
                                                  (or, if such day is not a business day, the following business day).

Interest Payment Date:                            The 15th day of each month during the term of the notes, beginning May 15,
                                                  2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:                               N/A

Survivor's Option:                                Yes

Callable by Issuer:                               No

If Callable by Issuer, dates and terms of         N/A
redemption (including the redemption price):

Original Issue Discount(3):                       N/A

Other Material Terms (if any):                    N/A

                                   Page 3 of 4
-----------------------------------
(3) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

                                                     Registration No. 333-124223
                                                Filed Pursuant to Rule 424(b)(2)

                       John Hancock Life Insurance Company
                                 SignatureNotes
           With Maturities of Twelve Months or More from Date of Issue
     Fully and Unconditionally Guaranteed By Manulife Financial Corporation
--------------------------------------------------------------------------------
Pricing Supplement No. 37                                  Trade Date: 4/10/2006
(To Prospectus dated July 8, 2005)                         Issue Date: 4/13/2006

The date of this Pricing Supplement is April 10, 2006

CUSIP or Common Code:                         41013NL30                                   41013NL55

Price to Public:                              100.000%                                    100.000%

Principal Amount:                             $749,000.00                                 $1,033,000.00

Proceeds to Issuer:                           $740,948.25                                 $1,008,466.25

Discounts and Commissions:                    1.075%                                      2.375%

Reallowance:                                  0.175%                                      0.350%

Dealer:                                       99.100%                                     97.900%

Maturity Date:                                4/15/2012                                   4/15/2031

Stated Annual Interest Rate:                  5.250%                                      5.750%

Interest Payment Frequency:                   Monthly                                     Monthly

First Payment Date:                           5/15/2006                                   5/15/2006

Additional Amounts:                           N/A                                         N/A

Survivor's Option:                            Yes                                         Yes

Callable by Issuer:                           Yes                                         Yes

If Callable by Issuer, dates and              4/15/2008                                   4/15/2011
terms of redemption (including the            Callable one time only at 100%              Callable one time only at 100%
redemption price)                             on call date above with 30 days             on call date above with 30 days
                                              notice                                      notice

Original Issue Discount(4):                   N/A                                         N/A

Other Material Terms (if any):                N/A                                         N/A

                                   Page 4 of 4
-----------------------------------
(4) For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.

As of September 12, 2005 ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".